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                                                                     EXHIBIT 2.6


                        AMENDMENT NO. 1 TO AMENDED AND
                    RESTATED RECEIVABLES TRANSFER AGREEMENT


          AMENDMENT NO. 1 dated as of November 7, 1996 between Merisel Capital Funding, Inc. ("MCF") and Merisel Americas, Inc. (the "Originator").

          WHEREAS, MCF and the Originator are parties to an Amended and Restated Receivables Transfer Agreement dated as of September 27, 1996 (the "Transfer Agreement").

          WHEREAS, the parties to the Transfer Agreement desire to amend such Transfer Agreement.

          THE PARTIES AGREE AS FOLLOWS:

          1.  Definitions.  All capitalized terms used herein, unless
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otherwise defined, are used as defined in the Transfer Agreement.

          2.  Amendment to Transfer Agreement.
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          (a) Section 4.01(a)(xv) of the Transfer Agreement is amended by adding the phrase "tax reports and statements" after the word "returns".

          (b) Section 4.01(b)(vii) is amended by adding the phrase "allows the holder thereof to bring suit or otherwise enforce its remedies against an Obligor through judicial process," after the word "Receivable" which appears in the first line therein.

          (c) Section 4.02(f) of the Transfer Agreement is amended by adding the phrase "(notwithstanding the foregoing, this proviso shall not be effective unless the Originator gives prior written notice of any such contest to MCF and its assignees and such non-compliance does not adversely affect their rights in respect of the Transferred Receivables or impair their ability to exercise any of their rights or remedies hereunder)" after the word "Originator" and before the word "except".

          (d) Section 4.02(h)(i) of the Transfer Agreement is amended by adding the phrase "or its ability to perform its obligations hereunder" after the word "Originator" which appears in the last line therein.
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          (e)  Section 4.02(h)(iii) of the Transfer Agreement is amended by adding the phrase "or its ability to perform its obligations hereunder" after the word "Originator" which appears in the last line therein.

          (f) Section 4.02(h)(iv) of the Transfer Agreement is amended by adding the phrase ", or written threat to commence any proceedings," after the word "proceedings" which appears in the first line therein.

          (g) Section 4.02(h)(v) of the Transfer Agreement is amended by adding the phrase "or its ability to perform its obligations hereunder" after the word "Originator" which appears in the last line therein.

          (h) Section 4.02(h)(vi) of the Transfer Agreement is amended by adding the phrase "or its ability to perform its obligations hereunder" after the word "Originator" which appears in the last line therein.

          (i) Section 6.06(b) of the Transfer Agreement is amended by deleting the word "exclusive".


          3.  Confirmation of Agreement and Loan Documents.  Each of the
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Originator and MCF agree that, except for the specific amendments set forth in
Section 2, nothing herein shall be deemed to be a waiver or amendment of any covenant or agreement contained in the Transfer Agreement and each of the other documents executed in con nection therewith are ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms. Each reference in the Transfer Agreement to "this Agreement" and in each of the other documents to be executed in connection therewith to the "Transfer Agreement" shall mean the Transfer Agreement as amended by this Amendment No. 1, and as hereinafter amended or restated.

          4.  Representations and Warranties.  Each of the Originator and MCF
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represents and warrants that:

          (a) this Amendment No. 1 has been duly authorized, executed and delivered pursuant to its corporation power; and

          (b) this Amendment No. 1 constitutes its legal, valid and binding obligation.

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          5.  Counterparts.  Delivery of an executed counterpart of a signature
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page to this Amendment No. 1 by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment No. 1. This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          6.  Governing Law.  This Amendment No. 1 shall be governed by, and
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construed in accordance with, California law.

          7.  Effective Date.  Upon the execution and delivery of this Amendment
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No. 1 by the parties hereto the Transfer Agreement shall be amended by this
Amendment No. 1, effective as of the date hereof.


          IN WITNESS WHEREOF, the Originator and MCF have caused this Amendment No. 1 to be duly executed by their respective authorized officers as of the date and year first above written.

                              MERISEL CAPITAL FUNDING, INC.



                              By:/s/ Timothy N. Jenson
                                 ---------------------------------
                                 Title: Vice President & Treasurer
                                 Name: Timothy N. Jenson


                              MERISEL AMERICAS, INC.



                              By:/s/ Timothy N. Jenson
                                 ---------------------------------
                                 Title: Vice President & Treasurer
                                 Name: Timothy N. Jenson

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